Exhibit 10.18

Dated 8 November 2023

DEBENTURE

FLOATING AND FIXED CHARGE
(for an unlimited amount)

Made by

Gauzy Ltd
as Chargor

in favour of

CHUTZPAH HOLDINGS LTD
as Collateral Agent

TABLE OF CONTENTS

		Page

1.	DEFINITIONS AND INTERPRETATION	1
2.	Security	3
3.	RELEASE OF THE SECURITY	5
4.	Preservation of Security	6
5.	Representations and warranties	6
6.	undertakings	7
7.	ENFORCEMENT	8
8.	Set-Off and Other Rights	10
9.	Distribution of Proceeds	10
10.	Further Action	11
11.	Power of Attorney	11
12.	Protection of the COLLATERAL Agent	11
13.	Third party CHARGE	12
14.	Assignment and transfer	13
15.	COSTS AND EXPENSES	13
16.	Indemnity	13
17.	Amendments	14
18.	Notices	14
19.	THIRD PARTY BENEFICIARIES	14
20.	Governing Law and Jurisdiction	14
21.	Independence of CHARGE	14
22.	Waivers and Remedies Cumulative	14
23.	Entire Agreement	15
24.	Severability	15
25.	Survival	15
26.	Counterparts	15
Schedule 1 FIXED ASSETS		1
Schedule 2 INTELLECTUAL PROPERTY		1

THIS DEBENTURE (the “Debenture”) is made on 8 November 2023

BY:

(1)	GAUZY LTD., a private company limited in shares incorporated under the laws of the State of Israel registered with the Israeli Registrar of Companies under number 514335967, having its registered office at 14 Hatchiya St., Tel Aviv, Israel 6816914, Israel (the “Chargor”);

IN FAVOUR OF:

(2)	Chutzpah Holdings LTD., in its capacity as collateral agent for the Purchasers (as defined below) (the “Collateral Agent”).

WHEREAS:

(A)	Pursuant to that Note Purchase Agreement, the Purchasers have agreed to extend a certain credit facility to the Issuers (as defined in the Note Purchase Agreement), to be utilized by the Issuers by way of issuance and sale of Notes (as defined in the Note Purchase Agreement) to the Purchasers in accordance with the Note Purchase Agreement (as defined below); and

(B)	In order to secure the full and punctual payment when due of the Secured Obligations (as defined below), the Chargor has agreed to create second ranking floating charge and fixed charges over the Charged Assets (as defined below) in favour of the Collateral Agent, for the ratable benefit of the Secured Parties, in accordance with and subject to the terms of this Debenture;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Debenture:

“Charge” means the charge created under this Debenture.

“Charged Assets” means all assets, rights and property, the subject of any security created or purported to be created pursuant to Clause 2 (Security) ), excluding any Excluded Assets (as defined below), provided that, solely with respect to the floating charge created hereunder, the Excluded Assets shall cease to be excluded from the floating charge on the earlier of:

(a)	such time as the consent for creation of Lien over such Intellectual Property Assets is received from the Israel Innovation Authority;

(b)	such time as the written confirmation that no consent under (a) above is required, is received from the Israel Innovation Authority.

“Event of Default” has the meaning given to such term in the Note Purchase Agreement.

“Excluded Assets” means any of the Intellectual Property Assets of the Chargor that were developed, in whole or in part, with funding received under grants of the Israel Innovation Authority.

“Israeli Insolvency Law” means the Israeli Insolvency and Economic Rehabilitation Law, 2018.

“Intellectual Property Assets” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright, copyright application, trade name, mask work, trade secret, design right, assumed name or license or other right to use any of the foregoing under applicable law.

“Issuers” has the meaning given to such term in the Note Purchase Agreement.

“Lien” has the meaning given to such term in the Note Purchase Agreement.

“Note Documents” has the meaning given to such term in the Note Purchase Agreement.

“Note Parties” has the meaning given to such term in the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement dated November 8, 2023, (and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time) among, inter alios, the Chargor, Vision Lite SAS, the Collateral Agent and the Purchasers (each as defined therein).

“Pledge Law” means the Israeli Pledges Law, 5727-1967 and the regulations promulgated thereunder, as amended from time to time.

“Purchasers” shall mean each person that has executed and delivered the Note Purchase Agreement as a “Purchaser” and such person’s permitted successors and assigns in accordance with the Note Purchase Agreement.

“Receiver” means any receiver, receiver and manager, manager, administrator, trustee, special manager or bailee appointed on the application of the Collateral Agent by a court of law or any other duly authorised legal or administrative authority, in connection with this Debenture and/or the Charged Assets, including where such appointment is made on a temporary basis.

“Secured Obligations” means all obligations owing by the Issuers to the Secured Parties under the Note Purchase Agreement.

“Secured Parties” means the Purchasers, the Agents, and the successors and permitted assigns of each of the foregoing in accordance with the Note Purchase Agreement.

“Security Period” means the period beginning on the date of this Debenture and ending on the date upon which: (i) the Note Purchase Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been paid in full.

1.2	Defined Terms

Unless a contrary indication appears, a term used in this Debenture and not defined herein shall have the meaning given to such term in the Note Purchase Agreement. The Chargor acknowledges that it has received a copy of the executed Note Purchase Agreement for the purposes of understanding the definitions set out in this Debenture.

1.3	Construction

(a)	Unless a contrary indication appears, any reference in this Debenture to:

(i)	the “Collateral Agent”, the “Lender” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	“including” and “includes” means, including, without limiting the generality of any description preceding such terms;

(iv)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, partnership or other entity of whatever nature (whether or not having separate legal personality);

(v)	a “regulation” includes any regulation, rule, official directive, or guideline of any governmental authority;

(vi)	a “law” includes any Israeli or other foreign statute, law, regulation, treaty, rule, official directive, guideline or determination of any governmental body, including any interpretation of any of the foregoing by any governmental body, provided, with respect to any official directive, guideline or interpretation (in each case whether or not having the force of law);

(vii)	a provision of law is a reference to that provision as amended or re-enacted;

(viii)	the Debenture, the Note Purchase Agreement (including references to any term, definition or provision of the Note Purchase Agreement) or any other document includes any amendment, supplement, amendment and restatement, change in the purpose of, any refinancing, extension of or any increase in the amount of a facility or any additional facility; and

(ix)	in relation to any person, any reference to insolvency, bankruptcy, liquidation, receivership, administration, reorganization, dissolution, winding-up, relief of debtors, or similar proceedings hereunder shall also include proceedings under the laws of the jurisdiction in which a company or corporation is incorporated or any jurisdiction in which a company or corporation carries on business, including an order relating to: (i) liquidation, winding-up, dissolution, administration or an arrangement (“Hesder”) with creditors, as such terms are determined under the Israeli Companies Law, 1999 and the Israeli Insolvency Law; (ii) the appointment of a receiver or trustee (“baal tafkid”), as such term is understood under the Israeli Insolvency Law; (iii) a reorganization order, freeze order, stay of proceedings order (“Ikuv Halichim”) (or other similar remedy), relief of debtors, an order for commencing proceedings (“Tzav le-Ptichat Halichim”); or (iv) the recognition of a foreign proceeding with respect to an insolvency of a company (“Hakara be Halich Zar”), as such term is understood under the Israeli Insolvency Law.

(b)	The preamble and schedules to this Debenture form an integral part hereof.

(c)	Section, Clause and Schedule headings are for ease of reference only.

2.	Security

2.1	Creation of Security

As continuing security for the full and punctual payment and performance when due pursuant to the terms of the Note Purchase Agreement (whether at stated maturity, acceleration or otherwise) of the Secured Obligations in an unlimited amount, the Chargor hereby absolutely and unconditionally charges and pledges in favour of the Collateral Agent, for the benefit of the Secured Parties:

(a)	by way of second ranking fixed charge and pledge and assignment by way of charge:

(i)	the authorized share capital of the Company and its reputation;

(ii)	(1) 3,431,015 ordinary shares of Vision Lite SAS, a private company incorporated in the French Republic, constituting 100% of its issued and outstanding share capital; (2) 1 share, EU 25,000 par value each of Gauzy GmbH, a private company incorporated in the Federal Republic of Germany, constituting 100% of its issued and outstanding share capital; (3) 1,000 ordinary shares, $1 par value each of Gauzy USA Inc., a private company incorporated in Delaware, USA, constituting 100% of its issued and outstanding share capital; (4) 1,838,824 ordinary shares, $0.0001 par value each of Research Frontiers Incorporated, a company incorporated in Delaware, USA, including all the rights attached to such shares, and including the right to participate in any dividend distribution and/or any other distribution, bonus shares, and/or rights issued or granted by virtue of such shares, and any other right attached to, or deriving from, any applicable law, the incorporation documents of the Company, or agreement, in relation to said shares;

(iii)	All of the shareholders loans extended, or will be extended in the future, by the Chargor to any company controlled by it, and any and all other rights to receive funds from any company controlled by it;

(iv)	All of the Chargor’s rights under the loan agreement dated 27.7.2021, and an additional agreement between the Chargor and Vision Lite SAS, and under the Receivables Pledge Agreement, Pledge of Securities Account Agreement, and the Bank Account(s) Pledge Agreement;

(v)	All of the Chargor’s rights under the SPD Film, Emulsion and End-Product License Agreement, dated 30.9.2017, between the Chargor and Research Frontiers Incorporated;

(vi)	The Chargor’s fixed assets, as detailed in Schedule 1 to this Debenture;

(vii)	The Chargor’s intellectual property, as detailed in Annex Schedule 2 to this Debenture;

(b)	by way of second ranking floating charge and pledge and assignment by way of charge, all of the Chargor’s undertaking, assets, monies, property and rights of any type or nature, both present and future and including anything deriving therefrom (including, but not limited to, deriving from insurance policies procured by the Company); and

(c)	by way of second ranking fixed charge and pledge and assignment by way of charge, all of the rights of the Chargor: (i) to any exemption, relief, discount, setoff and deduction that can diminish or reduce the Tax rate or the Tax liability of the Chargor, to the extent that the Chargor is entitled to any of the foregoing on the realization date of the charge created hereunder; and (ii) to apply or set off any losses, including the right of the Chargor to use or offset losses deriving from the realization of the charge created hereunder or the Charged Assets; and (iii) to choose whether to use such exemption, relief, discount, set-off, withholding or any similar right, in each case, provided that such rights derive from the sale of the Charged Assets, and to the extent not included in the foregoing, all present and future rights to compensation, indemnity, insurance proceeds, warranty or guaranty accruing to the Chargor by reason of the loss of, damage to or expropriation of, or any other event or circumstance with respect to, such Charged Assets and any and all proceeds, products and benefits deriving from such Charged Assets, including, without limitation, those received upon the sale or other disposition of such Charged Assets and any property into which such Charged Assets are converted, whether cash or non-cash.

2.2	Perfection

In order to secure the rights of the Collateral Agent in respect of the Charged Assets, the Chargor hereby undertakes:

(a)	on the date hereof sign and deliver to the Collateral Agent the following documents:

(i)	a copy of this Debenture, duly executed by the Chargor; and

(ii)	a copy of a notice of charges form (Form #10) with respect to this Debenture, duly executed by an authorized officer of the Chargor.

(b)	promptly following a request of the Collateral Agent, to deliver to the Collateral Agent originals of all of the copy documents delivered under Clause 2.2(a)(i);

(c)	as soon as practicable after completion of the registration of this Debenture at the Israeli Companies Registrar, to deliver to the Collateral Agent an excerpt from a search against the Chargor at the Israeli Companies Registrar, demonstrating to the full satisfaction of the Collateral Agent, that the relevant filing, submission and registration of this Debenture with the Israeli Companies Registrar has been completed and evidencing that there are no outstanding Liens over its assets, save as permitted under the Note Purchase Agreement; and

(d)	promptly following the request of the Collateral Agent, to sign all documents and to carry out all other filings, submissions or registrations required with respect thereto under any law or regulations applicable to the Chargor, and to take all steps, in each case as the Collateral Agent may reasonably require including executing and/or delivering to the Collateral Agent any additional and/or new pledge or amendment of, or supplement to, this Debenture with respect to the Charge or the Charged Assets and any other documents as the Collateral Agent shall reasonably require, in each case, which are necessary or desirable (i) for the purposes of filing and registering the Charge with the Israeli Companies Registrar, and (ii) so that the Charge created hereunder or pursuant hereto shall be valid and binding against a liquidator and other creditors of the Chargor or attaching parties.

(e)	As soon as practicable after receipt of the consent for creation of Lien over the Intellectual Property Assets is received from the Israel Innovation Authority, and subject to the delivery by the Collateral Agent of an executed undertaking in the form prescribed by the Israeli Innovation Authority, the Parties will take all actions and execute any documents required for the amendment of this Debenture, for the inclusion of the Excluded Assets in the Charged Assets.

3.	RELEASE OF THE SECURITY

After the end of the Security Period or as otherwise contemplated by the Note Documents, the Collateral Agent shall, at the written request and cost of the Chargor, execute and deliver all such documents and/or notices and do all such other things as may be necessary or desirable to release the Charge created under this Debenture, in each case without recourse to or any representation or warranty by or from the Collateral Agent.

4.	Preservation of Security

4.1	Continuing Security

The Chargor hereby declares and agrees that:

(a)	the Debenture shall remain in force as continuing security for the payment and discharge of the Secured Obligations and shall remain in force and subject to Clause 4.3 (Avoidance of Payments), shall be released and discharged only in accordance with the Note Documents upon the expiration of the Security Period;

(b)	the Collateral Agent will not be bound to enforce any of the other Liens or Collateral created under the Note Purchase Agreement or the other Note Documents before enforcing this Debenture; and

(c)	neither the liability of the Chargor nor the rights of the Collateral Agent under this Debenture will be affected, prejudiced, or waived by any act, event, omission, or matter which, whether or not known to the Chargor or the Secured Parties but for this provision would release or prejudice any of such liability and rights in whole or in part except as provided in the Note Purchase Agreement.

4.2	Liability of the Chargor

(a)	The Chargor will remain liable to observe and perform all of the conditions and obligations under the Note Documents relating to or constituting, as applicable, the Secured Obligations or the Charged Assets and the Collateral Agent will not be under any obligation or liability with respect to the Charged Assets by reason of, or arising out of, this Debenture. The Collateral Agent will not be required in any manner to perform or fulfil any of the obligations of the Chargor in respect of the Secured Obligations or the Charged Assets, or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action or to collect any amount or enforce any right or remedy hereunder.

(b)	The exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release the Chargor from any of its liabilities or obligations under the Note Purchase Agreement or the Note Documents; for the avoidance of doubt, the application of the Charged Assets to satisfy part of the Secured Obligations shall not release the Chargor from its obligations to pay and perform the remaining Secured Obligations in full.

4.3	Avoidance of Payments

Where any release, discharge or other arrangement in respect of any Secured Obligations or any security interest the Secured Parties may have for such Secured Obligations is given or made in reliance on any payment or other disposition which is avoided, set aside or must be and is repaid, whether in an insolvency, liquidation or similar proceeding, this Debenture shall continue as if such release, discharge or other arrangement had not been given or made.

5.	Representations and warranties

The Chargor makes the following representations and warranties on the date of this Debenture and acknowledges that the Collateral Agent has entered into this Debenture for the ratable benefit of the Secured Parties in reliance on those representations and warranties.

5.1	Binding Secured Obligations

The obligations expressed to be assumed by it in this Debenture are legal and valid obligations binding on and enforceable against it in accordance with the terms of this Debenture, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganisation, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5.2	Second Ranking Security Interests

Subject to the due filing and registration of this Debenture at the Israeli Companies Registrar, this Debenture creates those security interests it purports to create ranking as set out above and, to the best of the Chargor’s knowledge, is not liable to be avoided or otherwise set aside on the winding-up of the Chargor or otherwise.

5.3	No Filing

It is not necessary, including for the creation and perfection of this Debenture, that this Debenture be filed, recorded or enrolled with any court or other governmental body, in any jurisdiction, or that any stamp, registration or similar tax be paid on or in relation to this Debenture, other than the registration of the Charge with the Israeli Companies Registrar, pursuant to Chapter 8 of the Companies Ordinance [New Version], 1983.

6.	undertakings

6.1	Undertakings

The Chargor undertakes to the Collateral Agent for the benefit of the Secured Parties:

(a)	not to create any Lien over, or permit the creation of, any Lien, in any manner, over the Charged Assets, except as permitted under the Note Documents;

(b)	not to sell, assign, transfer or otherwise dispose of any of the Charged Assets and not to grant any right therein, except as permitted under the Note Documents;

(c)	to defend the Charged Assets against, and to take, at its expense, any action necessary by the Collateral Agent to remove any Lien (other than Liens created by or pursuant to the Note Documents or Liens permitted by the terms of the Note Purchase Agreement) over any of the Charged Assets, and to defend the rights and interest of the Lender in and to the Charged Assets against the claims of any other persons; and

(d)	to provide the Collateral Agent with information as it may reasonably require relating to the Charged Assets.

6.2	Notification

The Chargor undertakes to notify the Collateral Agent in writing promptly upon it becoming aware but in any event not later than five (5) Business Days after a responsible officer of the Chargor obtaining knowledge of:

(a)	any claim of right to any Lien to which this Debenture is applicable and any other material adverse claim directly relating to the Charged Assets and/or of any material execution or injunction proceedings or other steps taken to attach, preserve or realise any of the Charged Assets; and take at its own expense promptly and without delay, all such measures as are required for discharging such claim; and

(b)	the levying of any attachment on the Charged Assets, in which case it shall notify the attaching party of this Debenture in favour of the Collateral Agent and take at its own expense immediately and without delay all such measures as are required for discharging such attachment.

6.3	Acknowledgement

The Chargor hereby acknowledges that it shall not have any rights under section 13(b) of the Pledge Law, section 42 of the Contracts Law (General Part), 1973 or any other statutory provisions in substitution therefor, except as in accordance with the provisions of the Note Purchase Agreement.

6.4	Duration

The undertakings hereunder shall remain in force until the expiration of the Security Period.

7.	ENFORCEMENT

7.1	Conversion of Floating Charge

(a)	Conversion by Notice

(i)	The Collateral Agent may convert the floating charge created under Clause 2 (Security) of this Debenture into a fixed charge by notice in writing to the Chargor specifying the relevant Charged Assets (either generally or specifically) (the “Conversion Notice”) if an Event of Default has occurred and is continuing.

(ii)	Upon the issuance of a Conversion Notice, the Chargor will, at its own expense, execute a mortgage, charge, pledge or assignment by way of charge (as the case may be) of such Charged Asset in favour of the Collateral Agent and in such form as the Collateral Agent acting reasonably may require.

(iii)	Any Conversion Notice given by, or on behalf of the Collateral Agent shall not be construed as a waiver or abandonment of the Agent’s right to give any other notice in respect of any other asset or of any other right under this Debenture, the Note Purchase Agreement or any Note Document.

(b)	Automatic Conversion

The floating charge created under Clause 2 of this Debenture shall automatically be converted into a fixed charge (without notice) over the Charged Assets:

(i)	upon the occurrence of an Event of Default under Section 7.01(f) of the Note Purchase Agreement which is continuing (disregarding any cure period); or

(ii)	where such conversion has occurred by operation of law.

7.2	Collateral Agent’s Powers

If an Event of Default has occurred and is continuing:

(a)	the Collateral Agent shall be entitled to take all steps as it sees fit to collect the total amount outstanding under the Secured Obligations by any means not prohibited by applicable law, exercise any or all of its rights, remedies, powers or discretions under this Debenture in any manner or order it sees fit in its absolute discretion (unless prohibited by applicable law), including, the realization and/or sale of the Charged Assets, in whole or in part, whether by an appointment or application to the competent court or the execution office or any other duly authorised legal or administrative authority for appointment of a Receiver (as set out in Clause 7.3 (Appointment of Receiver)) and/or by any other method permitted under the Pledge Law or under applicable law;

(b)	to the extent permitted by applicable law, all or any of the powers, authorities and discretions which are conferred by this Debenture (either expressly or impliedly) upon a Receiver may be exercised by the Collateral Agent without first appointing a Receiver or notwithstanding the appointment of a Receiver;

(c)	without derogating from (a) or (b) above, the Collateral Agent shall be entitled, in any proceedings concerning the liquidation, bankruptcy, judicial management, winding up or receivership (or similar proceedings) of the Chargor, to (i) demand, claim, collect and enforce and prove the Secured Obligations and give acquittance thereunder; (ii) file any claims and proofs, give receipts and take all such proceedings and do all such things as the Collateral Agent sees fit to recover the Secured Obligations; and (iii) receive all distributions on and payments with respect to the Secured Obligations; and

(d)	the Collateral Agent shall have all powers that it may, in its full discretion, determine to be desirable or necessary to preserve its rights with respect to the Charged Assets and the security interests created hereby and to take all such steps for such purpose, at the Chargor’s expense.

(e)	The creation and realization under this Debenture of any Excluded Assets shall be made in accordance with the Law for the Encouragement of Research and Development in the Industry – 1984, as may be amended from time to time, and in accordance with any consent for the creation of security over any Excluded Assets issued by the Israeli Innovation Authority.

7.3	Appointment of Receiver

(a)	The Receiver shall have all powers conferred by applicable law. The Chargor alone shall be responsible for the Receiver’s remuneration. In no event shall the Collateral Agent be responsible for the acts and omissions of the Receiver or for the Receiver’s remuneration. Subject to applicable law, the Receiver shall be empowered and shall act, inter alia:

(i)	to take possession of any of the Charged Assets;

(ii)	to apply to any court of competent authority or the execution office or any other duly authorised legal or administrative authority for an order to vest in the Collateral Agent all of the Chargor’s rights, title and interest in and to the Charged Assets or any part thereof absolutely;

(iii)	to sell, call in, collect and convert into money or otherwise realise all or any part of the Charged Assets with all such powers in that respect as are conferred by applicable law;

(iv)	to sell or agree to the sale of the Charged Assets, in whole or in part, to dispose of same or agree to dispose of same in such other manner on such terms as he deems fit and to execute all documents required to effect such sale or disposition;

(v)	to make such other arrangement regarding the Charged Assets or any part thereof as he deems fit;

(vi)	to settle, arrange, compromise or submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the Charged Assets in or in any way relating to this Debenture and execute releases or other discharges in relation thereto;

(vii)	to bring, take, defend, compromise, submit to arbitration or discontinue any actions, suits or proceedings whatsoever, civil or criminal, in relation to the Charged Assets;

(viii)	to act on behalf of the Chargor and in its name to perform all obligations and receive all the benefits in relation to or in connection with the Charged Assets;

(ix)	to manage and employ the Charged Assets for such terms, and generally in such manner and upon such conditions and stipulations as the Receiver (or the Collateral Agent, as appropriate) shall think fit;

(x)	to exercise any of the rights in connection with the Charged Assets in the same manner in which the Chargor was entitled to exercise such right, in accordance with the terms of section 20 of the Pledge Law;

(xi)	to use the Chargor’s name for registration and to effect any necessary election for tax or other purposes;

(xii)	to employ accountants, lawyers and other advisers; and

(xiii)	to execute and do all such acts, deeds and things as the Collateral Agent may consider necessary or proper for or in relation to any of the purposes aforesaid or permitted under applicable law.

(b)	Should the payment date of the Secured Obligations or any part thereof not yet have fallen due at the time of the sale of the Charged Assets, or the Secured Obligations be due to the Collateral Agent or Receiver on a contingent basis only, then the Collateral Agent or Receiver shall be entitled to recover out of the proceeds of the sale an amount sufficient to cover the Secured Obligations (or such part thereof) and the amount so recovered and yet to be appropriated to the discharge of the amounts due shall be charged to the Collateral Agent or Receiver as security for, and be held by the Collateral Agent or Receiver until the discharge in full of, the Secured Obligations.

7.4	Purchasers of the Charged Assets

To the extent permitted by applicable law:

(a)	no purchaser from, or other person dealing with, the Collateral Agent and/or the Receiver shall be required to enquire whether any of the powers which they have exercised or purported to exercise has arisen or become exercisable, or whether the Secured Obligations remain outstanding, or whether any event, condition or circumstance has occurred to authorise the Collateral Agent and/or the Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power; and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters; and

(b)	the receipt of the Collateral Agent or the Receiver of any monies paid to them by any person shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Collateral Agent or the Receiver.

8.	Set-Off and Other Rights

(a)	The provisions of Section 10.08 (Right of Setoff) of the Note Purchase Agreement is hereby incorporated by reference.

(b)	The Collateral Agent shall not be obliged to exercise any of its rights under Clause 8(a), and those rights shall be without prejudice to any right of set-off, combination of accounts, security or other rights or remedies to which the Collateral Agent is entitled under any applicable law, the Note Purchase Agreement or any Note Document.

9.	Distribution of Proceeds

All moneys and other assets arising from the exercise of the powers of the Receiver or the Collateral Agent hereunder, or otherwise received by the Collateral Agent from the realisation of any Charged Asset, shall be applied in accordance with the terms of the Note Purchase Agreement.

10.	Further Action

(a)	The Chargor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Collateral Agent may reasonably specify (and in such form as the Collateral Agent may reasonably require in favour of the Collateral Agent or any of its nominees):

(i)	to perfect the Charge created or intended to be created under or evidenced by the Debenture or for the exercise of any rights, powers and remedies of the Collateral Agent or the Secured Parties provided by or pursuant to the Debenture or by law; and/or

(ii)	to facilitate the realisation of the Charged Assets.

(b)	The Chargor shall take all such action as is available to it (including making all filings, recordings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of Charge conferred or intended to be conferred on the Collateral Agent or the Secured Parties by or pursuant to the Debenture.

11.	Power of Attorney

The Chargor hereby irrevocably appoints the Collateral Agent, each Receiver and any of its delegates or sub-delegates to be its attorney to take, at any time (i) after the occurrence of an Event of Default that is continuing, or (ii) if the Chargor has failed to comply with Clause 2.2 (Perfection) of this Debenture within 2 Business Days of being notified of that failure and being requested to comply, any action which the Chargor is obliged to take under this Debenture. The Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause 11 and in accordance with the terms of the Note Documents.

12.	Protection of the COLLATERAL Agent

(a)	The Collateral Agent, or any of its respective agents, managers, officers, employees, delegates, or advisers shall not be liable for any claim, demand, liability, loss, damage, cost or expense which arises out of the exercise or the attempted or purported exercise or the failure to exercise any of its respective rights, powers and discretions under this Debenture in the absence of gross negligence or wilful misconduct by the Collateral Agent (as determined by a final, non-appealable judgment in a court of competent jurisdiction);

(b)	None of the Collateral Agent, the Receiver, or any of their respective agents, managers, officers, employees, delegates, or advisers shall be under any duty to exercise any of their respective rights, powers and discretions under this Debenture; and

(c)	To the extent permitted by applicable law, the Chargor hereby waives any requirements with respect to notice, form or the terms of the exercise by the Collateral Agent, the Receiver, or any of their respective agents, managers, officers, employees, delegates, or advisers of their respective rights, powers and discretions under this Debenture, except as expressly provided otherwise herein, the Note Purchase Agreement or in any Note Document.

13.	Third party CHARGE

(a)	The Collateral Agent shall not be obliged, before claiming from the Chargor under this Charge and/or enforcing the security constituted by this Charge and/or before exercising any of the rights, power and remedies conferred upon the Collateral Agent by the Chargor by this Charge or by law, and the Chargor hereby irrevocably and unconditionally waives any right it may have or first requiring the Collateral Agent before enforcing the security constituted by this Charge and/or claiming from the Chargor under this Charge, and/or before exercising any such rights, powers or remedies:

(i)	to make any demand of any of the Issuers, any Guarantor or any other person;

(ii)	to take any action or obtain judgment in any court or any other duly authorised legal or administrative authority against any of the Issuers, any Guarantor or any other person;

(iii)	to make or file any claim or proof in a winding-up, bankruptcy, dissolution, moratorium, freeze order proceeding or other insolvency proceeding of the Issuers, any Guarantor or any other Person; or

(iv)	to proceed against or to enforce or seek to enforce any other rights or security taken in respect of any of the obligations of the Issuers, under the Note Purchase Agreement or any other Note Document.

(b)	Until all the Secured Obligations have been irrevocably paid and discharged in full the Chargor shall not, and hereby waives any right to, by virtue of any payment made, security realised or moneys received under this Charge for or on account of the liability of any other person (including the Issuers):

(i)	be subrogated to or otherwise take the benefit of (whether in whole or in part) any rights, security or moneys held, received or receivable by the Collateral Agent from time to time or be entitled to any right of contribution or indemnity;

(ii)	claim, rank, prove or vote as a creditor of any such other person or its estate in competition with the Collateral Agent;

(iii)	receive, claim or have the benefit of any payment, distribution or security from or on account of any other person or exercise any right of set-off as against any other person.

The Chargor will hold in trust for the Collateral Agent and forthwith pay or transfer to the Collateral Agent any payment or distribution or benefit of security received by it contrary to the above. If the Chargor exercises any right or set-off contrary to the above, it will forthwith pay an amount equal to the amount of any such set-off to the Collateral Agent.

(c)	Without derogating from any right under the Note Purchase Agreement, any Note Document and/or any other agreement between the Note Parties and/or the Chargor and the Collateral Agent, the Collateral Agent may at all times at its sole discretion, without prejudice to this Charge and without discharging or in any way affecting the liability of the Chargor hereunder and without need for consent of, or notice to, the Chargor:

(i)	increase, renew, reduce, terminate and amend in any other manner, any loan, overdraft, credit or any other financial services granted or which shall be granted under the Note Purchase Agreement or any other Note Document;

(ii)	grant extensions of time or other indulgence to the Issuers or any other Note Party in respect thereof;

(iii)	compromise, waive or settle in any manner whatsoever with the Issuers, with any other Note Party (including any person who pledged any asset with respect to any of the obligations of the Issuers) or with any other person;

(iv)	amend or vary, or agree to amend or vary, the conditions of, and exchange, renew, release, modify or abstain from perfecting or enforcing any collateral or guarantees which the Collateral Agent may now or hereafter hold to secure the repayment of the Secured Obligations.

(d)	The Chargor agrees that the doing of any of the above acts or omissions by the Collateral Agent will not give the Chargor any right to vary or cancel this Charge.

(e)	This Debenture is in addition to, independent of, and is not in any way prejudiced by, any other guarantee or security now or hereafter held by the Collateral Agent in respect of any of the Secured Obligations, and shall not be harmed further to or as a result of the fact that the Collateral Agent did not receive any further pledge, collateral or guarantees or further to or as a result of the invalidity, defect, flaw or deficiency in any of the collateral, pledge or guarantees as security for the repayment of the Secured Obligations or any part thereof or further to or as a result from a claim of prescription, lack of legal capacity or lack of authority of the Issuers (or of any other person).

(f)	The Chargor shall not be entitled to claim the benefit of or share in any other collateral or guarantees which the Collateral Agent may now or hereafter hold from the Issuers, from any other Note Party or from any other person as collateral for the Secured Obligations or to claim that transfer or assignment of any such other collateral or guarantees.

(g)	Without derogating from any other provisions of this Debenture, the Chargor hereby irrevocably waives all rights and defences that may be available to it under sections 4(b)-(c), 5(b)-(c), 6, 7(b), 8, 9, 11, 12, 13, 15 and 17 of the Israeli Guarantee Law,1967 (the “Guarantee Law”), and confirms that sections 4(b)-(c), 5(b)-(c), 6, 7(b), 8, 9, 11, 12, 13, 15 and 17 of the Guarantee Law affording such rights or defences to a guarantor shall not apply to this Debenture.

14.	Assignment and transfer

14.1	The Chargor

(a)	The Chargor may not assign or transfer any of its rights or obligations under this Debenture without the prior consent of the Collateral Agent (acting on the instructions of all Purchasers).

14.2	The Secured Parties

(a)	The Collateral Agent may assign or transfer its rights under this Debenture in accordance with the provisions of the Note Purchase Agreement.

(b)	References to the Collateral Agent in this Debenture include any successor Collateral Agent duly appointed under the Note Purchase Agreement.

15.	COSTS AND EXPENSES

The Chargor agrees to pay or reimburse the Collateral Agent and each other Secured Party as set forth in Section 9.03 (Expenses; Limitation of Liability; Indemnity; Damage Waiver) of the Note Purchase Agreement, which is hereby incorporated by reference.

16.	Indemnity

The Chargor agrees to indemnify the Collateral Agent and the Secured Parties as set forth in Section 10.03 (Expenses; Indemnity; Etc.) of the Note Purchase Agreement, which is hereby incorporated by reference.

17.	Amendments

No amendment to this Debenture shall be valid unless made in writing in accordance with the terms of the Note Purchase Agreement.

18.	Notices

Each communication (including each notice, consent, approval, request and demand) under or in connection with this document must be given in accordance with Section 10.01 (Notices) of the Note Purchase Agreement.

19.	THIRD PARTY BENEFICIARIES

Nothing in this Debenture shall create or confer upon any person or entity, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities, except as expressly provided herein.

20.	Governing Law and Jurisdiction

20.1	Governing Law

This Debenture is governed by the laws of the State of Israel.

20.2	Jurisdiction

The courts of Tel-Aviv-Jaffa have exclusive jurisdiction to hear and determine any dispute arising out of or in connection with this Debenture (including a dispute regarding the existence, validity or termination of this Debenture) and no other court shall have jurisdiction. Notwithstanding anything in the foregoing to the contrary, the Collateral Agent may bring any action or proceeding relating to this Debenture against the Chargor or its properties in the courts of any jurisdiction.

21.	Independence of CHARGE

Any obligation, commitment or restriction contained herein shall be in addition to and not derogate or limit any obligation, commitment or restriction of the Chargor set out in the Note Purchase Agreement and the Note Documents.

22.	Waivers and Remedies Cumulative

(a)	The rights, powers and remedies of the parties under this Debenture:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of each of such person’s rights, powers and remedies under the applicable law or which each person would otherwise have; and

(iii)	may be waived only in writing and specifically.

(b)	No course of dealing between the Chargor and the Collateral Agent, nor any delay in exercising or non-exercise of any right, power or privilege of the Collateral Agent shall operate as a waiver of any such right, power or privilege of the Collateral Agent, nor shall a single or partial exercise of any right, power or privilege under this Debenture preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on the Chargor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

(c)	The rights and remedies of the Collateral Agent under this Debenture or under any applicable law, may be pursued separately, successively or concurrently against the Chargor or any Charged Asset, at the discretion of the Collateral Agent, in accordance with the Note Purchase Agreement and the Note Documents.

23.	Entire Agreement

This Debenture (and solely with respect to matters referencing the Note Purchase Agreement or a Note Document together with such Note Purchase Agreement and the Note Document) contains the entire understanding of the parties with respect to its subject matter and all prior negotiations, discussions, agreements, commitments and understandings between them with respect thereto not expressly contained herein shall be null and void in their entirety, effective immediately with no further action required.

24.	Severability

Any provision of this Debenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25.	Survival

All indemnities and expense reimbursement obligations set forth in this Debenture shall survive the execution and delivery of the Note Purchase Agreement and each Note Document, any cancellation or termination of any Commitment, the termination of the Note Purchase Agreement or any Note Document and any transfer of the rights and obligations of the Collateral Agent under the Note Purchase Agreement or any Note Document or any Charged Asset until all applicable statute of limitations periods with respect to actions that may be brought against the Collateral Agent have lapsed.

26.	Counterparts

This Debenture may be executed in two or more counterparts each of which shall be deemed an original but all of which constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF this Debenture has been executed by the parties, on the day and year first above written.

THE CHARGOR

Gauzy Ltd

By:	/s/ Eyal Peso	/s/ Meir Peleg
Name:	Eyal Peso	Meir Peleg
Title:	CEO	CFO

[Signature page of the Israeli Floating Charge Debenture]

THE COLLATERAL AGENT

CHUTZPAH HOLDINGS LTD

By:	/s/ Ana Ventura	/s/ Laura Perkins
Name:	Ana Ventura (Director)	Laura Perkins (Director)
Title:	Director	Director

For: Beaumont Directors Limited

Sole Corporate Director

[Signature page of the Israeli Floating and Fixed Charge Debenture]

Schedule 1
FIXED ASSETS

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[Schedule 1 of the Israeli Floating Charge Debenture]

Schedule 2
INTELLECTUAL PROPERTY

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[Schedule 2 of the Israeli Floating and Fixed Charge Debenture]